Exhibit 99.1

AAON Awarded Liquid Cooling Data Center Orders Totaling Approximately $174.5 Million

TULSA, OK, October 25, 2024 – AAON, Inc. (NASDAQ: AAON) (including its affiliates, “AAON” or the “Company”), a leader in high-performing, energy-efficient HVAC solutions that bring long-term value to customers and owners, announces it was recently awarded orders from one data center customer that approximately totaled $174.5 million. Under these orders, AAON will provide a custom-designed thermal management system supporting a liquid cooling deployment for the customer's data centers. The equipment will be manufactured under our BASX brand in our existing and newly constructed facilities at our Longview, Texas location and is expected to mostly be produced and delivered in the first half of 2025. The construction of the new facility is on schedule to be completed by the end of this year and the Company has already begun staffing, training and setting up the operations in preparation for production to commence in early 2025.

“These significant orders highlight AAON's superior engineering and manufacturing capabilities, advanced technology, and expertise in the data center cooling market,” said Matt Tobolski, AAON President and COO, “Since BASX joined AAON in 2021, we have strengthened our collective position as leaders in this rapidly growing market. Capitalizing on this highly innovative liquid cooling solution reflects our leadership, engineering proficiencies and ability to provide customer-centric, industry-leading solutions for the market. It showcases the solution-minded approach of our team and the strong value we provide to crafting unique, efficient data center solutions.”

“Being awarded these orders is an exciting milestone for us,” said Gary Fields, AAON CEO, “Selecting AAON for this innovative solution over any of our peers is a testament to our superior, fully-custom engineering solutions that are unmatched in the industry. It also highlights our commitment towards investing in production capacity to supply this high-growth market. Within our current footprint, including the new facility in Texas, we have a considerable amount of excess capacity. At the same time, we are focused on investing in new incremental capacity. This underscores our confidence in our data center customer relationships as well as the underlying fundamentals in the data center market in what we view will be a multi-year growth cycle. We view these orders as a fraction of a much larger pipeline of opportunity in which we are committed to capitalizing on ” Mr. Fields concluded.

About AAON
Founded in 1988, AAON is a world leader in HVAC solutions for commercial and industrial indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.AAON.com.

About BASX
BASX, a wholly owned subsidiary of AAON, is an industry leader in the manufacturing of high efficiency data center cooling solutions, cleanroom systems, custom HVAC systems and modular solutions. For the past 40 years, the BASX team has been recognized as leaders in the development of industry-changing innovation such as changes in the way fans are applied in modern air handling systems. Our team has a steadfast commitment to customer service and delivering on our promises while providing the highest quality products throughout the world. BASX' state-of-the-art manufacturing facility is located in Redmond, Oregon.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”,

“should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations
Phone (617) 877-6346
Email: joseph.mondillo@aaon.com